SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2018

(Date of earliest event reported)

Commission File No.: 0-25969
URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                            52-1166660
(State or other jurisdiction of                                                     (I.R.S. Employer Identification No.)
incorporation or organization)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
New Credit Facility
On December 20, 2018 (the "Funding Date") the previously announced credit agreement (the "New Credit Facility"), among Urban One, Inc. ( the "Company"), the lenders party thereto from time to time, Wilmington Trust, National Association, as administrative agent, and TCG Senior Funding L.L.C, as sole lead arranger and sole bookrunner was funded. The New Credit Facility provides up to approximately $192.0 million in term loan borrowings, which was funded in its entirety. The net proceeds of term loan borrowings under the New Credit Facility were used to refinance, repurchase, redeem or otherwise repay the Company's outstanding 9.25% Senior Subordinated Notes due 2020 (the "Notes").
The description of the material terms of the New Credit Facility is hereby incorporated by reference to Item 1.01 of the Company's Current Report filed with the Securities and Exchange Commission (the "SEC") on December 10, 2018.
MGM National Harbor Loan
Concurrently, on December 20, 2018, the previously announced credit agreement, among Urban One Entertainment SPV, LLC (the "Borrower"), the Borrower's immediate parent, Radio One Entertainment Holdings, LLC ("ROEH"), each of which is a wholly owned subsidiary of the Company, the lenders party thereto, Wilmington Trust, National Association, as administrative agent, and TCG Senior Funding L.L.C, as sole lead arranger and sole bookrunner was funded. This credit agreement provides up to approximately $50.0 million in term loan borrowings (the "MGM National Harbor Loan"), which was funded in its entirety. The Company received distributions from the Borrower and ROEH from certain of the net proceeds of the MGM National Harbor Loan.
The description of the MGM National Harbor Loan is hereby incorporated by reference to Item 1.01 of the Company's Current Report filed with the SEC on December 10, 2018.

ITEM 8.01. Other Events.
On December 20, 2018, the Company issued a press release announcing the early settlement date for its cash tender offer for any and all of the Notes outstanding, the repurchase of approximately $29.7 million in principal amount of Notes from certain lenders under the new credit facilities and the funding of the previously announced new credit facilities.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated December 20, 2018

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K and the press release attached as Exhibit 99.1 hereto includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to the Company at the time of this Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in the Company's reports on Forms 10-K, 10-Q, 8-K, S-3 and other filings with the Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 RADIO ONE, INC.

                                 /s/ Peter D. Thompson
December 20, 2018                             Peter D. Thompson
          Chief Financial Officer and Principal Accounting Officer